EX-16.1
                        Resignation of Michael Johnson & Co., LLC

July 25, 2005

Michael Johnson & Co., LLC
9175 Kenyon Ave., Suite 100
Denver, CO 80237
Telephone: (303) 796-0099
Fax: (303) 796-0137


The Art Boutique, Inc.
Ronald Lui

Dear Mr. Lui:

     This is to confirm that the client-auditor relationship between The Art Boutique (Commission File Number 000-32099 ) and Michael Johnson & Co., LLC has ceased as of June 1, 2005.

Sincerely,

/s/Michael Johnson & Co., LLC
-----------------------------------
   Michael Johnson & Co., LLC

cc: Office of the Chief Accountant
    SECPS Letter File
    Securities and Exchange Commission